EXHIBIT 10.3

Rayonier
2015 Performance Share Award Program
The number of shares to which a participant could become entitled under the 2015 Performance Share Award Program (the “Program”) can range from 0% to a maximum of 200% of the Target Award depending on Rayonier’s total shareholder return (“TSR”) performance for the Performance Period of April 1, 2015 through March 31, 2018, as compared to the TSR performance of the designated peer group companies for the same period. There will be no payout if results fall below the 30th percentile performance threshold.

•
TSR is defined as stock price appreciation plus the reinvestment of dividends on a quarterly basis. For purposes of performance measurement, TSR shall be the final reported figure as may be adjusted by the Committee for unusual items to avoid distortion in the operation of the Program.

•	TSR over the performance period will be calculated by measuring the value of a hypothetical $100 investment in Rayonier shares as compared to an equal investment in each of the peer group companies.

•
TSR calculations of stock price appreciation will be the average of the closing prices of Rayonier common shares and that of each of the peer group companies for the first 20 trading dates and last 20 trading dates of the Performance Period.

The final number of shares in an Award will be determined as follows:

•	The TSR performance of Rayonier and the peer group companies will be calculated and Rayonier’s relative performance, on a percentile basis, is determined.

•	The payout percentage of Target Award based on Rayonier’s percentile TSR performance against the peer group companies will be calculated per the following table:

Percentile Rank	Award (Expressed As Percent of Target Award)
80th and Above	200%
51st –79th	100%, plus 3.33% for each incremental percentile position over the 50th percentile
50th	100%
31st – 49th	30%, plus 3.5% for each incremental percentile position over the 30th percentile
30th	30%
Below 30th	0%

•	The payout percentage may not exceed 100% of target awards if Rayonier’s TSR for the Performance Period is negative.

•
Payment, if any, is to be made in Rayonier Common Shares, and may be offset, to the extent allowed under applicable regulations, by the number of shares equal in value to the amount needed to cover associated tax liabilities.

•	Dividend equivalents and interest will be paid in cash on the number of Rayonier Common Shares earned under the Program.

•
Dividends equivalents and interest will be calculated by taking the dividends paid on one share of Rayonier Common Stock during the performance period times the number of shares awarded at the end of the period. Interest on such dividends will be earned at a rate equal to the prime rate as reported in the Wall Street Journal, adjusted and compounded annually, from the date such cash dividends were paid by the Company.

•
Awards will be valued as soon as practicable following the end of the performance period. Awards, including dividends and interest, will be distributed to participants as soon as practicable following the valuation date.

•	Target awards will be prorated in cases of retirement, death, or disability in accordance with Plan provisions.

•
Notwithstanding any other provision in this Plan to the contrary, any award or shares issued thereunder and any amount received with respect to the sale of any such Award or shares, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s Clawback Policy as in effect from time to time (the “Clawback Policy”).

2015 Performance Share Award Program – Peer Group
(April 1, 2015 – March 31, 2018)

Custom Timber Peer Group (Weighted 80%)

•	Catchmark Timber Trust

•	Deltic Timber

•	Potlatch Corporation

•	Plum Creek

•	Pope Resources

•	Weyerhaeuser

Custom Real Estate Peer Group (Weighted 20%)

•	Alexander & Baldwin, Inc.

•	American Campus Communities, Inc.

•	Apartment Investment and Management Company

•	Avalonbay Communities Inc.

•	AV Homes, Inc.

•	Camden Property Trust

•	Equity Residential

•	Equity LifeStyle Properties, Inc.

•	Essex Property Trust Inc.

•	Forest City Enterprises Inc.

•	Forestar Group Inc.

•	HCP, Inc.

•	Home Properties Inc.

•	The Howard Hughes Corporation

•	Mid-America Apartment Communities Inc.

•	Omega Healthcare Investors Inc.

•	Post Properties Inc.

•	Senior Housing Properties Trust

•	The St. Joe Company

•	Sun Communities Inc.

•	UDR, Inc.

Human Resources
February 2015